Exhibit 23.1 Consent of Independent Auditor

         DALE MATHESON
   CARR HILTON LABONTE
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  Chartered Accountats

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April 8, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Morgan Creek Energy Corp. - Form SB-2 Registration Statement
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Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated April 8, 2005, of the following:

o Our report to the Stockholders and Board of Directors of Morgan Creek Energy Corp. dated January 31, 2005, except for Note 7 as to which the date is March 9, 2005, on the financial statements of the Company as at December 31, 2004 and for the period from October 20, 2004 (inception) to December 31, 2004.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia